Exhibit 99.1

CuraGen Contact:

Glenn Schulman, Pharm.D.

Assistant Director of Investor Relations

gschulman@curagen.com

(888) 436-6642

FOR IMMEDIATE RELEASE

CuraGen Reports Second Quarter 2007 Financial Results and Provides Updated

Financial Guidance for 2007

BRANFORD, Conn., – July 26, 2007 – CuraGen Corporation (NASDAQ: CRGN), a clinical-stage biopharmaceutical company focused on oncology, today reported its financial results for the second quarter of 2007 and provided updated financial guidance for the remainder of 2007.

For the quarter ended June 30, 2007, CuraGen reported consolidated net income of $54.9 million, or $0.98 per share, driven by the recognition of the gain on the sale of CuraGen’s ownership in 454 Life Sciences of approximately $78 million, compared to a consolidated net loss of $14.3 million, or $0.26 per share, for the same period in 2006. For the three-month period ended June 30, 2007, CuraGen’s continuing operations had a loss of $21.6 million, or $0.39 per share, which included restructuring charges of approximately $7.5 million, or approximately $0.13 per share, associated with the closure of its pilot manufacturing plant.

As of June 30, 2007, CuraGen had cash and investments of $155.2 million, compared to $84.7 million at March 31, 2007, an increase of $70.5 million. Of the available cash and investments, $14.1 million is classified as restricted cash until August 2008 and relates to funds held in escrow following the sale of CuraGen’s ownership in 454 Life Sciences. As of June 30, 2007, the Company also had outstanding 4% convertible debt of $110 million, due February 2011.

“During the second quarter, we made significant progress to focus CuraGen solely on its oncology drug development efforts, to increase the overall cash position to approximately $155 million, and to reduce our anticipated cash burn for 2007 to be $38 to $41 million. We believe that these actions have further strengthened the organization, and will provide us with the necessary resources to advance our lead products into Phase III development in 2008,” commented Dr. Frank Armstrong, President and Chief Executive Officer of CuraGen.

Update to 2007 Guidance: Financial Outlook

The following statements are based on CuraGen’s current expectations. These statements are forward-looking and actual results may differ materially. Please see the note regarding Forward-Looking Statements in this release for a description of certain important risk factors that could cause actual results to differ and refer to CuraGen’s periodic reports on file with the Securities and Exchange Commission for a more complete description of the risks.

CuraGen’s loss from continuing operations for 2007 is projected to range from $55 to $60 million. This projection includes estimated full-year restructuring charges related to the closure of the pilot manufacturing facility, severance and other expenses of approximately $8.4 million, of which $7.5 million was recognized in the second quarter of 2007. CuraGen expects 2007 research and development expenses will range from $35 to $38 million, and anticipates general and administrative expenses will be approximately $13 million. Capital expenditures are expected to be approximately $0.2 million in 2007. Depreciation, amortization, asset impairment charges and other non-cash expenses are anticipated to be approximately $14 million in 2007.

During the second half of 2007, CuraGen anticipates using approximately $14 to $17 million of cash and investments to fund continuing operations. For the full year 2007, cash and investments used in continuing operations are expected to be approximately $38 to $41 million in 2007, compared to the previously provided guidance of $45 to $50 million.

About CuraGen

CuraGen Corporation (NASDAQ: CRGN) is a dedicated clinical-stage biopharmaceutical company developing diverse approaches, including novel protein, antibody, antibody-drug conjugate and small molecule therapeutics for the treatment of cancer and for cancer supportive care. CuraGen is currently conducting clinical trials to investigate the potential of velafermin, belinostat and CR011-vcMMAE. By leveraging the drug development strengths cultivated over the years, CuraGen expects to make a difference by advancing its promising therapeutics to address the unmet medical needs of cancer patients. CuraGen Corporation is headquartered in Branford, Connecticut. For additional information please visit www.curagen.com.

Safe Harbor

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to the Company’s revenue, expenses, depreciation, amortization, asset impairment charges, losses, income, and future cash and investment positions, including for the second half of 2007 and fiscal year 2007, the timing and expected results of our clinical programs, and the development and marketability of planned drugs, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including the risk that any one or more of CuraGen’s drug development programs will not proceed as planned for technical, scientific or commercial reasons or due to patient enrollment issues or based on new information from nonclinical or clinical studies or from other sources, the success of competing products and technologies, CuraGen’s stage of development as a biopharmaceutical company, CuraGen’s lack of meaningful source of recurring revenue for the near future, government regulation and healthcare reform, technological uncertainty and product development risks, product liability exposure, uncertainty of additional funding, the possibility that proceeds to CuraGen from the sale of its stake in 454 will be lower than currently expected due to claims by Roche Holdings, Inc. against the escrow fund, CuraGen’s history of incurring losses and the uncertainty of achieving profitability, reliance on research collaborations and strategic alliances, dependence on third-party contractors and manufacturers for preclinical and clinical trials and supplies, limited experience in developing, commercializing and marketing products, competition, patent infringement claims against CuraGen’s products, processes and technologies, CuraGen’s ability to attract and retain key employees, CuraGen’s ability to protect its patents and proprietary rights and uncertainties relating to commercialization rights, as well as those risks, uncertainties and factors referred to in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by CuraGen from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. CuraGen is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CRGN-F

- FINANCIAL TABLES ATTACHED –

CURAGEN CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue:
Collaboration revenue	$22	$866	$44	$2,284

Total revenue	22	866	44	2,284

Operating expenses:
Research and development	10,904	11,334	22,406	22,447
General and administrative	3,049	3,071	7,063	6,731
Restructuring and other charges	7,479	—	7,479	—

Total operating expenses	21,432	14,405	36,948	29,178

Loss from operations	(21,410)	(13,539)	(36,904)	(26,894)
Interest income	1,046	1,870	2,199	3,710
Interest expense	(1,271)	(2,337)	(2,899)	(4,685)

Loss from continuing operations before income tax benefit	(21,635)	(14,006)	(37,604)	(27,869)
Income tax benefit	50	55	110	109

Loss from continuing operations	(21,585)	(13,951)	(37,494)	(27,760)

Discontinued operations:
Loss from discontinued operations	(1,853)	(348)	(2,991)	(403)
Gain on sale of subsidiary	78,352	—	78,352	—

Net income (loss) from discontinued operations	76,499	(348)	75,361	(403)

Net income (loss)	$54,914	($14,299)	$37,867	($28,163)

Basic and diluted net loss per share from continuing operations	($0.39)	($0.25)	($0.67)	($0.51)
Basic and diluted net income (loss) per share from discontinued operations	1.37	(0.01)	1.35	(0.01)

Basic and diluted net income (loss) per share	$0.98	($0.26)	$0.68	($0.52)

Weighted average number of shares used in computing basic and diluted net income (loss) per share	55,744	54,798	55,580	54,709

SELECTED BALANCE SHEET INFORMATION

	June 30, 2007	December 31, 2006
	(unaudited)
Cash and investments	$141,084	$164,393
Restricted cash	14,129	—
Working capital	136,885	95,985
Total assets	171,405	227,294
Convertible subordinated debentures	110,000	176,228
Total long-term liabilities	111,130	111,174
Accumulated deficit	475,106	512,972
Stockholders’ equity	50,481	8,767